UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 22, 2016
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

DE	000-49629	33-0933072
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25242 Arctic Ocean Drive, Lake Forest, CA 92630
(Address of principal executive offices) (Zip Code)
(949) 399-4500
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
The information discussed under Item 1.03 of this report under “Dip Financing” is incorporated herein by reference.

Item 1.03    Bankruptcy or Receivership

Chapter 11 Filings
On March 22, 2016 (the “Petition Date”), Quantum Fuel Systems Technologies Worldwide, Inc. (the “Debtor”) filed a voluntary petition for relief (the “Bankruptcy Petition) under chapter 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court,” and the filings therein, the “Chapter 11 Filings”) under the caption titled “In re: Quantum Fuel Systems Technologies Worldwide, Inc.” Case no. 8:16-bk-11202 (the “Case”). The Debtor will continue to manage its properties and operate its business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Court and orders of the Bankruptcy Court. Through the Chapter 11 case, the Debtor seeks to implement a sale of substantially all assets of the Debtor pursuant to section 363(b) of the Bankruptcy Code (the “363 Sale”). The Debtor’s wholly owned subsidiary, Schneider Power Inc. (“SPI”), located in Ontario, Canada, and each of SPI’s subsidiaries, are not debtors in the Case.
DIP Financing
In connection with the Chapter 11 Filings, the Debtor will be seeking the approval of debtor-in-possession financing on the terms set forth in the Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), that was entered into with Douglas Acquisitions, LLC (the “DIP Lender”), upon entry of an interim court order approving the DIP Credit Agreement. Subject to certain exceptions including the first lien position held by the Debtor’s pre-petition lender, the DIP Credit Agreement provides for a senior secured, super-priority debtor-in-possession revolving credit facility in an aggregate amount at any time outstanding of up to $6.0 million. The facility provided for under the DIP Credit Agreement will become available upon the satisfaction of customary conditions precedent, including the entry of an order of the Bankruptcy Court approving the DIP Credit Agreement. Subject to the satisfaction of the conditions set forth in the DIP Credit Agreement, the amount available to be borrowed under the DIP Credit Agreement will be made available to the Debtor through weekly advances pursuant to an approved budget. Advances outstanding under the DIP Credit Agreement bear interest at a rate of 7.5% per annum, payable in arrears on the last business day of each month. Upon the occurrence of an event of default, the interest rate increases to 9.5% per annum. The Dip Lender received a commitment fee equal to 1% of the total amount available under the DIP Credit Agreement, which amount is payable from the initial advance.
The Debtor anticipates using the proceeds of the DIP Credit Agreement after the entry of a final order of the Bankruptcy Court authorizing the financing provided under the DIP Credit Agreement (the “Final Order”) to: (a) pay post-Petition Date related fees and expenses incurred in connection with the DIP Credit Agreement, (b) fund the fees, costs and expenses in connection with the 363 Sale process, (c) pay the DIP Lender’s pre-petiition accrued fees and expenses incurred in connection with the DIP Credit Agreement and related matters, and (d) fund post-petition and other agreed operating expenses of the Debtor in accordance with an approved budget acceptable to the DIP Lender.
The maturity date of the DIP Credit Agreement (the “Termination Date”) is the earliest of: (i) the date that is 91 days after the closing date of the DIP Credit Agreement, (ii) the date of the occurrence of an event of default under the DIP Credit Agreement, and (iii) the date the Debtor pays all amounts due and owing the Lender under the DIP Credit Agreement. The DIP Credit Agreement contains certain customary mandatory repayment events, such as Debtor’s receipt of proceeds from a sale of assets outside the ordinary case of business and insurance, casualty and condemnations claims. The DIP Credit Agreement also contains customary events of default, the occurrence of which could result in the acceleration of the Debtor’s obligation to repay the outstanding indebtedness under the DIP Credit Agreement.
Subject to certain exceptions including the first lien position held by the Debtor’s pre-petition lender, the Debtor’s obligations under the DIP Credit Agreement will be secured by a senior security interest in, and lien on, substantially all of the assets of the Debtor.
A copy of the DIP Credit Agreement is filed herewith as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and the description of the terms of the DIP Credit Agreement is qualified in its entirety by reference to such exhibit.
Cautionary Statements
The Debtor’s shareholders are cautioned that trading in the Debtor’s common stock during the pendency of the Chapter 11 Case is highly speculative and involves substantial risks. Trading prices for the Debtor’s common stock may bear little or no relationship to the actual recovery, if any, by shareholders in the Debtor’s Chapter 11 Case. Accordingly, the Debtor urges extreme caution with respect to existing and future investments in its common shares.
If sufficient funds are not generated by the sale process or any Chapter 11 plan in excess of secured claims, priority claims and general unsecured claims, the holders of the Debtor’s common stock might receive no distribution on account of their interests and, in the event of a Chapter 11 liquidation plan, their existing common stock may be cancelled. If certain requirements of the Bankruptcy Code are met, a liquidation plan can be confirmed notwithstanding its rejection by the Debtor’s equity security holders and notwithstanding the fact that such equity security holders do not receive or retain any property or other value in respect of their equity interests.
In the Chapter 11 Case, the Debtor is required periodically to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports, and other financial information. Such materials will be prepared according to requirements of federal bankruptcy law. While they would be expected to accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Debtor’s consolidated financial statements filed with the SEC under the federal securities laws. Accordingly, the Debtor believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Debtor’s securities or for comparison with other financial information filed with the SEC.

Item 2.03    Creation of a Direct Financial Obligation or Obligation under an Off -Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.03 above of this Current Report under “DIP Financing” is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
A copy of the press release, dated March 23, 2016, announcing that the Debtor filed a voluntary petition for relief under the Bankruptcy Code is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

Exhibit No.	Description
10.1	Superpriority Debtor-in-Possession Credit Agreement, dated March 22, 2016, between Quantum Fuel Systems Technologies Worldwide, Inc and Douglas Acquisitions, LLC.
99.1	Press release dated March 23, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

March 23, 2016	By:	/s/ Kenneth R. Lombardo
Kenneth R. Lombardo
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Superpriority Debtor-in-Possession Credit Agreement, dated March 22, 2016, between Quantum Fuel Systems Technologies Worldwide, Inc and Douglas Acquisitions, LLC.
99.1	Press release dated March 23, 2016.